                                                                    EXHIBIT 99.1


                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES

                            FINANCIAL STATEMENTS AND
                            ACCOUNTANTS' AUDIT REPORT

                      FOR THE YEAR ENDED DECEMBER 31, 2004

                  GLOBAL PATENT HOLDINGS, LLC AND SUBSIDIARIES

                                December 31, 2004



                                 C O N T E N T S
                                 - - - - - - - -



                                                                     Page(s)
                                                                   -------------

Independent Auditors' Report                                            1


Consolidated Balance Sheet                                              2


Consolidated Statement of Income                                        4


Consolidated Statement of Cash Flows                                    5


Statement of Changes in Members' Equity                                 6


Notes to Financial Statements                                           7

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Members
Global Patent Holdings, LLC



We have audited the accompanying consolidated balance sheet of Global Patent Holdings, LLC and its eleven wholly-owned subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of operations, cash flows and members' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Patent Holdings, LLC as of December 31, 2004, and the consolidated results of its operations, cash flows and members' equity for the year then ended in conformity with accounting principles generally accepted in the United States of America.

L J SOLDINGER ASSOCIATES, LLC


Deer Park, Illinois
April 1, 2005

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                December 31, 2004



                                     ASSETS
                                     ------


Current assets
   Cash and cash equivalents                                         $3,672,550
   Receivables, net                                                   1,224,401
   Marketable securities                                              1,994,040
   Restricted cash, escrow for litigation costs                          62,563
   Prepaid legal fees and other receivables                              23,484
                                                                     -----------

           Total current assets                                       6,977,038
                                                                     -----------

Other assets
   Patents, net of accumulated amortization                              92,791
   Receivables, net                                                     734,286
                                                                     -----------

           Total other assets                                           827,077
                                                                     -----------

                                                                     $7,804,115
                                                                     ===========

                     The accompanying notes are an integral
                        part of the financial statements.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                December 31, 2004



                         LIABILITIES AND MEMBERS' EQUITY
                         -------------------------------


Current liabilities
   Accounts payable                                                 $    59,336
   Litigation costs payable                                             162,155
   Royalties and contingent litigation fees payable, net              1,070,662
   Accrued benefit plan liability                                       105,447
   Other accrued expenses                                               321,827
                                                                    ------------

           Total current liabilities                                  1,719,427
                                                                    ------------

Long-term liabilities
   Unfunded pension liability                                           138,152
   Royalties and contingent litigation fees
      payable, net of current portion                                   592,338
                                                                    ------------

           Total long-term liabilities                                  730,490
                                                                    ------------

Total liabilities                                                     2,449,917
                                                                    ------------

Commitment and contingencies

Accumulated comprehensive loss, net                                    (138,152)
Members' equity                                                       5,492,350
                                                                    ------------

           Total members' equity                                      5,354,198
                                                                    ------------

                                                                    $ 7,804,115
                                                                    ============

                     The accompanying notes are an integral
                        part of the financial statements.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                        Consolidated Statement of Income
                      For the Year Ended December 31, 2004


Royalty revenues                                                   $ 16,767,324
                                                                   -------------

Operating expenses
   Legal fees and expenses                                            7,060,752
   Royalties to patent owners                                         5,385,174
   General and administrative                                         1,219,504
                                                                   -------------

           Total operating expenses                                  13,665,430
                                                                   -------------

Income from operations                                                3,101,894
                                                                   -------------

Other income (expense)
   Interest income                                                       93,699
   Interest expense                                                     (25,073)
   Other income, net                                                    230,941
                                                                   -------------

Other income, net                                                       299,567
                                                                   -------------

Income before income taxes                                            3,401,461

Income taxes                                                             14,502
                                                                   -------------

Net income                                                            3,386,959
                                                                   =============

Other comprehensive income
   Decrease in unfunded pension liability                                73,880
                                                                   -------------

Comprehensive income                                               $  3,460,839
                                                                   =============


                     The accompanying notes are an integral
                       part of the financial statements.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows
                      For the Year Ended December 31, 2004


Cash flows from operating activities
Net income                                                          $ 3,386,959
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Amortization                                                        33,020
     Unrealized losses on trading securities                             18,115
     Proceeds from sales of trading securities                        1,141,000
     Purchases of trading securities                                 (3,153,155)
     Interest expense arising from amortization of discount
       on royalties and contingent litigation fee obligations            16,405
     Interest income arising from amortization of discount
       on receivables                                                   (20,338)
Change in assets and liabilities
     Increase in
       Accounts receivables                                          (1,521,682)
       Escrow balances - restricted cash                                 (9,402)
       Prepaid legal fees and other receivables                         (16,394)
       Accounts payable and accrued expenses                          1,181,434
                                                                    ------------

Net cash provided by operating activities                             1,055,962
                                                                    ------------

Cash flows from investing activities
   Acquisition of patent rights                                         (20,000)
                                                                    ------------

Net cash used in investing activities                                   (20,000)
                                                                    ------------

Cash flows from financing activities
   Distribution to members                                           (5,000,000)
                                                                    ------------

Net cash used in financing activities                                (5,000,000)
                                                                    ------------

Net decrease in cash and cash equivalents                            (3,964,038)

Cash and cash equivalents, beginning of year                          7,636,588
                                                                    ------------

Cash and cash equivalents, end of year                              $ 3,672,550
                                                                    ============


                     The accompanying notes are an integral
                        part of the financial statements.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                     Statement of Changes in Members' Equity
                      For the Year Ended December 31, 2004


                                                                    Accumulated
                                     Members'      Distributions   Comprehensive
                                      Equity        to Members     Income (Loss)
                                   ------------    ------------    -------------

Balances, January 1, 2004          $ 7,105,391     $        --     $   (212,032)


Distributions to members            (5,000,000)     (5,000,000)              --


Net income                           3,386,959              --               --


Comprehensive income                        --              --           73,880
                                   ------------    ------------    -------------


Balances, December 31, 2004        $ 5,492,350     $(5,000,000)    $   (138,152)
                                   ============    ============    =============


                     The accompanying notes are an integral
                        part of the financial statements.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 1 - DESCRIPTION OF BUSINESS

Nature of the Operations
------------------------

Global Patent Holdings, LLC ("GPH"), with its eleven wholly-owned subsidiaries ("the Company"), is an intellectual property licensing business that acquires, licenses and protects intellectual property and proprietary technologies. The Company acquires interests in patents through licensing and assignment agreements with the patent holders. Upon acquiring an interest, the Company attempts to license the patents and, if necessary to enforce its rights, initiates an infringement action against those parties which management believes have used and benefited from processes and techniques subject to these patents. If successful, the Company either negotiates a license or settlement for the past and future use or pursues litigation to seek appropriate remedies.

GPH's subsidiaries have been assigned or have obtained rights to license a portfolio of U.S. and foreign patents (Intellectual Property"), with remaining years to expiration of up to eighteen years, pursuant to certain assignment and license agreements with patent holders ("Inventor Agreements") covering certain aspects of the following general areas:

         o        Broadcast Equipment
         o        Broadcast and Data Transmission
         o        Cache Coherency
         o        Credit Card Receipt Processing
         o        Data file synchronization
         o        Data Matrix Bar Codes
         o        Dynamic Manufacturing Model
         o        Encryption and Product Activation
         o        Handheld Endoscopes
         o        Image Resolution or Enhancement
         o        Interactive Simulation Systems
         o        Interstitial Internet Advertising
         o        Peer to Peer Network Communications
         o        Program for Resource Scheduling/Displaying Interrelated Tables
         o        Spreadsheet Programs
         o        Video Noise Reduction/Audio Video Synchronization

GPH owns all the interests in eleven subsidiaries that are the holders of the patent portfolios as follows:

         o        Vdata, LLC
         o        Broadcast Innovation, LLC
         o        Data Innovation, LLC (formerly Automatic Light Switch, LLC)
         o        Financial Systems Innovation, LLC
         o        New Medium, LLC
         o        AV Technologies, LLC
         o        Information Technologies, LLC
         o        KY Data Systems, LLC
         o        InternetAd Systems, LLC
         o        TechSearch, LLC
         o        IP Innovation

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 1 - DESCRIPTION OF BUSINESS (Continued)

History and Operating Agreement
-------------------------------

GPH was organized in the state of Delaware on July 22, 2002. In connection with the organization of GPH, the operations of the Company were restructured in a tax-free exchange of membership interests, whereby the limited liability companies became subsidiaries of GPH and the members owned interests in GPH. In effect GPH became the parent company of the various limited liability companies. Additional LLCs were subsequently organized that held the rights to subsequent assignment and license agreements. The membership interests of all eleven LLC's were sold in 2005 (see Note 10). The Company's business was originally organized on September 1, 1998 as Techsearch, LLC, an Illinois Limited Liability Company. The Company subsequently organized additional LLC's that held the rights to certain patents and license agreements. GPH itself does not hold any interests in patents or engage in any licensing or enforcement activities; however, the overhead and occupancy costs related to administering the activities of the subsidiaries are paid by GPH.

The Company's operating agreement ("Operating Agreement") provides that the management of GPH shall be vested in not less than two nor more than seven managers ("Managers"). The Operating Agreement provides that members are to receive distributions at such times and amounts that the Managers shall determine; however, at a minimum, members shall receive distributions necessary to pay their respective tax liabilities (as defined). The Operating Agreement also provides the terms of which members may transfer membership interests, and provides the non-transferring members with the right to acquire the interest being transferred at terms equivalent to those being offered to the selling member.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting
--------------------

The consolidated financial statements and accompanying notes are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Global Patent Holdings, LLC and its eleven wholly-owned subsidiaries. Material intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition
-------------------

Revenue is recognized in accordance with Statement of Financial Accounting Concepts No. 5, "Recognition and Measurement in Financial Statements of Business Enterprises" which in respect to revenue recognition is similar to Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB No. 104") and related authoritative pronouncements. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been performed pursuant to the terms of the license/ settlement agreement, (iii) amounts are fixed or determinable, and (iv) collectibility of amounts is reasonably assured.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Under the terms of past and existing license/ settlement agreements, as licensor or co-licensor, the Company has generally granted a perpetual non-exclusive license for the use of its patented technologies. Under most license/ settlement agreements, the Company generally receives up-front lump sum payments both as compensation for the non-exclusive license for future periods and for past infringement activity. Under the terms of the license/ settlement agreements, once executed, neither the Company nor its licensors have any further obligations subsequent to the execution of the respective agreements. License/ settlement fees paid to the Company are non-refundable. As a result, revenue is recognized as earned, which is generally upon the execution of the license/ settlement agreement and when collectibility is reasonably assured.

The Company assesses the probability of collection of accrued license fees based on the credit-worthiness of the party to the license/ settlement agreement. If it is determined that collection is not reasonably assured, the fee is recognized when collectibility becomes reasonably assured, assuming all other revenue recognition criteria have been met. Since inception the Company has incurred no material credit losses.

Patent Acquisition Costs
------------------------

Certain assignment agreements with patent holders required that the Company pay an initial fee to the patent holders as consideration for the granting of rights to the Company under the assignment agreements. These costs incurred to acquire patents and patent rights are amortized using the straight-line method over the patents remaining economic useful lives, ranging from approximately two to eleven years. The Company reviews long-lived assets and intangible assets annually for potential impairment, and when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In the event the sum of the expected undiscounted future cash flows resulting from the use of the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset's carrying value over its fair value is recorded. The estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Restricted cash consists of amounts held in escrow at law firms to cover expenses incurred by those firms in pursuit of license/ settlements and judgments.

Marketable Securities
---------------------

The Company's short-term investments are comprised primarily of high grade municipal bonds. The securities are all classified as trading securities, and are carried at fair market value based upon the quoted market prices of those investments at period end. Accordingly, net realized and unrealized gains and losses on trading securities are included in net earnings for the period.

The Company uses the specific identification method as the basis for determining the cost of trading securities sold. Unrealized losses in trading securities amounted to approximately $18,000 for securities held as of December 31, 2004.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risks
------------------------------

Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents. Uninsured balances amounted to $2,259,569 as of December 31, 2004.

One licensee patent portfolio accounted for approximately 14% of the Company's license fee revenues recognized during the year ended December 31, 2004, and also represented approximately 86% of accounts receivable at December 31, 2004. The patents within this portfolio expire between 2006 and 2015.

Fair Value of Financial Instruments
-----------------------------------

The carrying value of cash and cash equivalents, accounts receivables, accounts payable and accrued expenses approximate fair value due to their short-term maturity. In the instances where the Company agrees to license/ settlement agreements in which the infringing party will pay its fees over a period in excess of one year, the receivable, the litigation fees payable and the royalty fees payable are discounted using the prime rate at the date of the license/ settlement agreement.

Stock-Based Compensation
------------------------

Compensation cost of stock options issued to employees is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and related interpretations. Under this intrinsic method of accounting, compensation cost attributable to such options is recognized based on the difference, if any, between the fair value of the member interests on the date of grant and the exercise price of the option. Compensation cost is generally deferred and amortized over the vesting period of the individual option awards using a straight-line amortization method. The Company has adopted the disclosure only requirements of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), with respect to options issued to employees. Compensation cost of stock options and warrants issued to non-employee service providers is accounted for under the fair value method required by SFAS No. 123 and related interpretations.

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

       Net income, as reported                                      $3,386,959
       Add back:  Stock-based compensation,
         intrinsic-value method (net of tax)                                --
       Deduct:  Stock-based compensation determined
         under the fair-value method (net of tax)                      161,000
                                                                    -----------

       Net income, pro forma                                        $3,225,959
                                                                    ===========


The fair value of the GPH stock options was determined using the Black-Scholes option-pricing model, assuming weighted average risk free annual interest rates of approximately 3.4% on the grant date, volatility of 100%, with expected lives of approximately eight years and an expected dividend rate of 0%.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
------------

The Company and its wholly-owned subsidiaries are limited liability companies, and, pursuant to the Internal Revenue Code, its members are directly taxed on the earnings of the Company. Accordingly, no provision has been made by the Company for federal income taxes. The Company is subject to the State of Illinois replacement tax at a rate of 1.5% of its taxable income, for which a provision is made in the accompanying financial statements.

The differences between the Company's financial and income tax bases are generally due to differences in the recognition of compensation expense on options to purchase member interests, and the carrying costs and amortization methods for deferred charges related to the patents. The basis in deferred charges relating to patents is $160,946 and $283,396 for financial reporting and income tax reporting purposes, respectively. Related accumulated amortization is $70,066 and $88,805, for financial reporting and income tax purposes, respectively.

Comprehensive Income
--------------------

Comprehensive income is a result of the change in the Company's unfunded pension liability from 2003 to 2004.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant estimates used in preparing these financial statements relate to the recording of the future benefit obligation and service costs of the defined benefit plan and the rate at which plan assets will grow to meet those obligations, the collectibility of accounts receivable from a 2004 license/ settlement agreement and the related accrual of patent litigation fees and royalty fees payable in connection with the license/ settlement receivable. It is at least reasonably probable that the estimates used will change within the next year.

Recent Accounting Policies
--------------------------

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. Generally, the approach in SFAS 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Statement 123(R) must be adopted no later than January 1, 2006 and early adoption is permitted in periods in which financial statements have not yet been issued.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

As required, the Company will adopt SFAS No. 123(R) no later than January 1, 2006. Under SFAS No. 123(R), the Company may either recognize compensation cost for share-based payments to employees based on the grant-date fair value from the beginning of the period in which the provisions are first applied, without restating periods prior to adoption, or may elect to restate prior periods by recognizing compensation costs in the amounts previously reported in the pro-forma footnote disclosures under the provisions of SFAS 123. The Company is evaluating the impact of the two adoption methods and as yet has not determined which method it will utilize.

The Company cannot estimate the impact of adopting Statement No. 123(R) because it will depend on levels of share-based payments granted in the future; however, based solely upon the pro-forma disclosures for prior periods, the Company believes that the impact will not be material to its results of operations.


NOTE 3 - RECEIVABLES

In August 2004, one of the Company's subsidiaries, IP Innovation, LLC ("IP") entered into a license/ settlement agreement with a licensee in which it granted a license for the past and future use of certain patents controlled by IP. Under the terms of the license/ settlement agreement, the licensee agreed to initially pay to IP the sum of $2,300,000 under an installment payment plan. The payment plan called for IP to receive $300,000 at closing of the license/ settlement and eight quarterly installment payments of $250,000 each. As of December 31, 2004, the Company had received the initial payment at closing and the first quarterly installment, leaving a balance due of $1,750,000. Due to the installment payment stream exceeding one year, the Company has discounted the license/ settlement at the prime rate of 4.25%. In addition, the Company has recorded liabilities covering the contingent litigation fees payable to its attorneys and royalty fees payable to the patents' owner. The Company has also discounted those payables using the same prime rate (see Note 5).

Receivables consist of the following at December 31, 2004:

Installment receivables from license/ settlement                    $ 1,750,000
Discount on license/ settlement receivable for
   obligations due in more than one year                                (72,313)
                                                                    ------------
Discounted receivable                                                 1,677,687
Other license/ settlement receivable                                    250,000
Cost reimbursement receivable                                            31,000
                                                                    ------------

Net receivables                                                     $ 1,958,687
                                                                    ============


                                                                   Current        Long-Term
                                                     Total         Portion        Portion
                                                  ------------   ------------   ------------

Cost reimbursement receivable                     $    31,000    $    31,000    $        --
Receivable from license/ settlements, gross         2,000,000      1,250,000        750,000
Discount on license/ settlement fees receivable       (72,313)       (56,599)       (15,714)
                                                  ------------   ------------   ------------

License/ settlement receivables, net              $ 1,958,687    $ 1,224,401    $   734,286
                                                  ============   ============   ============


Interest income recognized from amortization of the discount in 2004 was $31,231.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 3 - RECEIVABLES (Continued)

Under the license/ settlement agreement referred to above, the Company is entitled to receive additional royalty revenue from the licensee of up to $700,000. The additional revenue, if any, is based on a formula of 10% of the licensee's profits before tax, as defined in the agreement, in each of the licensee's fiscal years commencing with the fiscal year ending March 31, 2007. Because the additional revenue is contingent on the future performance of the licensee, the Company has not recognized any contingent revenues under the license/ settlement agreement as of December 31, 2004.


NOTE 4 - PATENTS

Net capitalized patent costs consisted of the following as of December 31, 2004:

                                                                        Amount
                                                                      ----------

Costs to acquire patent rights                                        $ 162,859
Accumulated amortization                                                (70,068)
                                                                      ----------

                                                                      $  92,791
                                                                      ==========

The patent portfolios related to the costs above have estimated useful remaining lives ranging from approximately two to eleven years. Amortization expense amounted to $33,020 in 2004. Cumulative amortization expense for the next five years is expected to be approximately $68,000. The weighted average life of the patents underlying the capitalized patent costs is approximately four years.

NOTE 5 - ROYALTIES AND CONTINGENT LITIGATION FEES PAYABLE

Royalties and contingent litigation fees payable consist of the following at December 31, 2004:

                                                             Current        Long-Term
                                                Total        Portion         Portion
                                            ------------   ------------   ------------

Royalty fees payable, gross                 $   853,829    $   538,829    $   315,000
Contingent litigation fees payable, gross       867,506        577,492        290,014
Discount on litigation fees and
   royalty fees payable                         (58,335)       (45,659)       (12,676)
                                            ------------   ------------   ------------

Royalties and contingent litigation
   fees payable, net                        $ 1,663,000    $ 1,070,662    $   592,338
                                            ============   ============   ============

Interest expense recognized in 2004 from amortization of the discount amounted to $25,073.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 5 - ROYALTIES AND CONTINGENT LITIGATION FEES PAYABLE (Continued)

The Company retains the services of specialized patent law firms to help it enter into and negotiate licenses and settlement agreements with companies that the Company believes have infringed upon patents in its portfolios. In the event that the Company is unable to successfully negotiate a settlement, those law firms may institute litigation against the offending companies in appropriate circumstances. These law firms are generally retained on a contingent fee basis in which the law firms are paid on a scaled percentage of any settlement or judgment awarded based on how and when the matter is settled and generally requires the Company to pay between 30% and 45% of the settlement. In the instance where the Company is unsuccessful, the Company is not liable for any contingent fees from the law firm; however, the Company may be liable for certain out of pocket legal costs incurred pursuant to the underlying legal services agreement.


NOTE 6 - COMPENSATION OBLIGATIONS AND EQUITY-BASED COMPENSATION

On January 1, 2003, GPH executed an employment agreement with its chief executive officer ("CEO") who is also a member, whereby GPH will provide the CEO with a guaranteed payment of $200,000 annually, and a bonus equal to 6% of the Company's net income before income taxes determined in accordance with generally accepted accounting principles. The bonus is paid partly in cash and partly as a contribution to the Company's defined benefit plan. The agreement is for a term of three years and is automatically renewed annually thereafter unless the CEO or the Company notifies the other party of termination. The CEO is prohibited from competing with the Company in its principal business during the term of one year after the expiration or termination of the employment agreement.

On May 1, 2003, the Company entered into a compensation agreement with an employee, which requires the employee to solely provide services to the Company to identify and evaluate patents for acquisition by the Company, to negotiate the acquisition of the patents, to identify companies requiring licenses under the patents and to identify companies that may potentially require licenses for utilizing the underlying intellectual property related to the patents. The compensation agreement has a term of four years, and provides that the Company will pay the annual base payments of $257,000, of which $57,000 is an advance on bonus and profit sharing benefits. The annual bonus is equal to 3% of the net income (as defined in the compensation agreement) of the Company attributable to intellectual property in place prior to the effective date of the compensation agreement, and 6% of the net income of the Company attributable to intellectual property acquired by the employee subsequent to the effective date of the compensation agreement.

In connection with the compensation agreement, the Company also granted an option to acquire 100 membership units in GPH for $10,000 per unit ("Option"). Each unit represents a 0.1% ownership in GPH. The options have a term of eight years and also contain a re-pricing provision whereby if the net book value of the Company should drop below $3 million due to distributions to members, then the exercise price is reduced in proportion to the distribution that would have been attributable if the options had been exercised prior to the distribution.

The Company used an independent third party to value the option award at the date of grant in order to determine the market value of the options. The member interest value was less than the exercise price of the option. Thus, the Company did not recognize any expense for the issuance of this option.

In the event GPH redeems its member units or sells additional member units, the units issued pursuant the exercise of the Options under the compensation agreement will be adjusted such that each unit will continue to equate to 0.1% of the Company; however, the pro rata cost for the Company's ownership will not change. The Options were scheduled to vest over a four-year period. However, based on provisions in the option agreement, all options immediately vested in 2005 upon the sale of the Company's operating subsidiaries (see Note 10).

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 6 - COMPENSATION OBLIGATIONS AND EQUITY-BASED COMPENSATION (Continued)

The Options are considered to be part of a non-qualified stock option plan under the rules of the Employee Income Retirement Security Act of 1974 ("ERISA").


NOTE 7 - BENEFIT PLANS

Effective January 1, 2003 the Company adopted the Global Patent Holdings, LLC Employees Defined Benefit Pension Plan ("DB Plan") that covers its CEO and employee, provided they meet certain age and service requirements. The plan calls for benefits to be paid to eligible employees at retirement based on years of participation and compensation rates in the years prior to retirement. The Company's funding policy is to annually contribute the maximum amount of pension costs allowable under the Internal Revenue Code, as determined by the plan's actuary.

At December 31, 2004, the Company had an accumulated benefit obligation in the amount of $464,751, plan assets with a fair value of $221,152, a current minimum obligation payable of $105,447 and an unfunded liability of $138,152. The plan does not obligate the participants to fund any portion of the amount required under the plan. No benefits have been paid participants since inception of the plan and none are expected to be paid in the next five years. Net periodic pension cost recognized in 2004 amounted to $297,154. In 2005, the Company funded $236,447 for its 2004 contribution to the defined benefit plan and funded $190,707 in 2004 for its 2003 contribution. Other comprehensive income included $73,880 which represented the change in the unfunded pension liability in 2004.

The Company used the following assumptions in determining its periodic service costs, projected benefit obligations and expected return on plan assets.

                                                     Benefit        Net Benefit
                                                    Obligation         Cost
                                                  -------------   --------------

Weighted average discount rate                         5.0%            5.0%
Weighted average rate of compensation increase         3.5%            3.5%
Weighted average expected long-term rate of
    return on plan assets                              5.0%            5.0%


At December 31, 2004 the defined benefit plan held 99% of its assets in equity securities and 1% of plan assets were held in other assets. The Company's investment philosophy is to invest in growth oriented securities. Long-term rates of return were based off current rates for twenty-year U.S. treasury maturities.

As a result of the sale of the Company's membership interests in its wholly-owned subsidiaries (see Note 10), it is anticipated that the plan will terminate and the vested balances will be distributed to its participants in 2005 or that the plan will be assigned to a related entity.

The Company also adopted the Global Patent Holdings, LLC Profit Sharing 401(k) Plan ("PS Plan") effective January 1, 2003. The plan covers all employees of GPH, and provides those employees with the capability to defer a portion of their salary. In addition, the PS Plan requires GPH to match a portion of the deferral and fund the plan in order to meet the safe harbor requirements of the Internal Revenue Service for those employees not already compensated under the Company's defined benefit plan. The Company accrued $3,375 for its required 2004 contribution to the PS Plan at December 31, 2004.

The CEO is the sole trustee for both plans.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------

The Company leases office space under an operating lease agreement that expires in May 2006. Minimum annual rental commitments on its operating lease are as follows:

                  2005                          $    22,579
                  2006                                9,488
                                                ------------

                                                $    32,067
                                                ============


Rent expense in 2004 was $24,027.

Litigation
----------

Various of the GPH subsidiaries are plaintiffs in actions brought to enforce their patent rights in which the defendants have asserted counterclaims seeking relief including a declaration that the patents are invalid, unenforceable or not infringed and an award of attorneys fees and costs. Management believes that the ultimate liability with respect to these claims and legal actions, if any, will not have a material effect on the Company's financial position, results of operations or cash flows.

In 2004, the United States District Court for the District of Colorado issued a summary judgment of invalidity of the patent which one of the Company's subsidiaries, Broadcast Innovation, LLC ("Broadcast"), asserted in a patent infringement lawsuit against Charter Communications, Inc. Charter has filed a motion with the District Court to deem the case an "exceptional case" and to award to Charter, as the prevailing party, reimbursement of its attorney's fees. Broadcast has opposed Charter's motion for fees on the grounds, among others, that the District Court had already declined to award attorneys fees and that in any event the case is not exceptional because, among other things, there was no allegation that Broadcast engaged in any inequitable or other improper conduct. The matter is fully briefed with the District Court but it has not ruled. Broadcast has filed an appeal with the Federal Circuit Court of Appeals asking it to reverse the District Court's decision on the merits of the summary judgment of invalidity of the patent.

In a related case brought by Broadcast against EchoStar Communications Corp ("Echostar"), which is pending before the same Judge and involving one of the same patents as in the Charter case, Echostar has filed a motion asking the Court to impose sanctions under Rule 11. Under Rule 11 a Court may impose sanctions on a party or its representatives generally for, among other things, filing an action to harass another party or for some other improper purpose or filing an action that is frivolous or without reasonable support. The Court has not ruled on that motion and has stayed the EchoStar case pending a decision from the Federal Circuit in the Charter case.

Management believes that it has meritorious defenses to the claim for attorneys' fees and that, even if the Federal circuit should affirm the District Court's granting of summary judgment, Broadcast should prevail on the motion for attorneys fees. However, the outcome of litigation is inherently uncertain, and if the Company does not prevail on the motion for attorney fees, any resulting liability could have a material impact on its financial position, results of operations and cash flows.

Certain patent agreements give the licensor/assignor the right to terminate the agreement if certain minimum license/settlement revenue thresholds or enforcement actions are not met by the Company within the time frame specified by the agreement. In most instances the agreements also have provisions that would allow the Company to meet the royalty requirement by paying the licensor/assignor their royalty due from such minimum license/settlements. To date the Company has not had to make any minimum royalty payments under these agreements and no agreement has ever been terminated for not meeting the minimum revenue threshold.

                           GLOBAL PATENT HOLDINGS, LLC
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 9 - SUPPLEMENTARY CASH FLOW DISCLOSURES

The Company paid $59,855 in state replacement taxes and $0 interest in 2004.


NOTE 10 - SUBSEQUENT EVENTS

In January 2005, the Company entered into a membership interest purchase agreement with Acacia Research Corporation and its wholly-owned subsidiary Acacia Research Acquisition Corporation, whereby GPH sold its entire ownership interests in all eleven operating subsidiaries in exchange for $3 million in cash and 3,938,832 shares of Acacia Research Technology Group common stock. None of the other assets or liabilities of GPH were acquired. Upon consummation, the Company no longer had an active trade or business.

Acacia Research Corporation only acquired 100% of the ownership interests in the 11 limited liability companies owned by GPH, and did not acquire or assume any other assets or liabilities of GPH in connection with the transaction. Specifically, Acacia Research Corporation did not acquire any cash and cash equivalents or marketable securities balances, did not acquire the trade receivables discussed at Note 3, did not assume approximately $1,353,000 of contingent legal fees and royalties payable discussed at Note 5 which related to the aforementioned trade receivables, did not assume the GPH benefit plan or any related benefit plan liabilities as discussed at Note 7, and did not assume any liabilities related to GPH's profit sharing or bonus plans included in accrued liabilities at December 31, 2004.